EXHIBIT 16.1

Securities and Exchange Commission
Division of Corporation Finance
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

In re: Irish Mag, Inc.
File #: 333-132119
FEI #: 59-1944687

Ladies and Gentlemen:

We have read the statements by China Public Security Technology, Inc. (formerly, Irish Mag, Inc.) included under Item 4.01 of its Current Report on Form 8-K, dated as of the date hereof, and we agree with such statements as they relate to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

RANDALL N. DRAKE, CPA, PA

Clearwater, Florida
March 21, 2007